Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Amendment No. 2 to Form S-1 of Allion Healthcare, Inc. of our report, dated February 28, 2005, relating to our audit of financial statements of Specialty Pharmacies, Inc. as of December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003 and 2002 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

Des Moines, Iowa

January 23, 2006